ASSET PURCHASE AGREEMENT


         THIS AGREEMENT (the "Agreement") is made this 15th day of March, 2000, among Regents Road, Ltd., a Colorado corporation ("Regents"); Ad Pads L.L.C., a New Jersey limited liability company ("Ad Pads"); and David I. Brownstein, the sole stockholder of Ad Pads ("Brownstein").

                              W I T N E S S E T H:

                                    RECITALS

         WHEREAS, Ad Pads owns various assets as set forth in Exhibit A hereto (the "Ad Pads Assets"), all of which Ad Pads wishes to sell to Regents and Regents wishes to acquire.

         WHEREAS, the Board of Directors of Regents and the Board of Managers of Ad Pads have adopted resolutions pursuant to which Regents shall acquire and Ad Pads shall sell the Ad Pads Assets; and

         WHEREAS, the sole consideration for the Ad Pads Assets shall be the exchange of no par value common stock of Regents (which shares are all "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission) as outlined in Exhibit B; and

         WHEREAS, Ad Pads shall acquire in exchange the "restricted securities" of Regents in a reorganization within the meaning of Section 368(a)(1)(C),
Section 351 or other tax exempt Sections, rules or regulations of the Internal Revenue Code of 1986, as amended, to the extent any such Sections, rules or regulations are applicable to this Agreement and the transactions contemplated hereby;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                                    Section 1

                                Exchange of Stock

         1.1 Number of Shares. Regents shall issue 16,000,000 shares or an amount equal to approximately eighty-nine percent (85.7%) of its post-Agreement outstanding no par value common voting stock in exchange for the Ad Pads Assets, subject to the assumption of liabilities related to the Ad Pads Assets as carried on the books and records of Ad Pads and its financial statements attached hereto as Exhibit E. All of the shares of Regents common stock to be issued to Ad Pads shall be "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission, and shall be issued in accordance with and subject to applicable securities laws, rules and regulations, and, when issued for the consideration indicated, shall be deemed fully paid and non-assessable.

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         1.2  Further  Assurances.   At  the  Closing  and  from  time  to  time
thereafter, Ad Pads shall execute such additional instruments and take such other action as Regents may request in order to exchange and transfer clear title and ownership in the Ad Pads Assets to Regents, without further consideration.

         1.3 Resignations of Present Directors and Executive Officers and Designation of New Directors and Executive Officers. On Closing, the present directors and executive officers of Regents shall designate the directors nominated by Ad Pads to serve in their place and stead, until the next respective annual meetings of the stockholders and the Board of Directors of Regents, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations, who shall be: David
I. Brownstein, Scott Einbinder and Joseph Drucker, Esq.; and then, the present directors and executive officers of Regents shall resign, in seriatim.

         1.4 Change of Name and Domicile. Following the Closing of this Agreement, Regents shall amend its Articles of Incorporation to change its name to "Ad Pads Incorporated" or some similar name selected by the newly designated and constituted Board of Directors of Regents and to change its domicile from the State of Colorado to the State of Delaware.

         1.5 Assets and Liabilities. Regents shall have no assets or liabilities immediately prior to Closing, and all costs incident to this Agreement shall have been paid or provided for.

         1.6 Closing. Closing shall take place on the exchange of duly executed copies of this Agreement and any related exhibits by Regents and Ad Pads, and the satisfaction or waiver of any required conditions to Closing of the parties set forth in Sections 5 and 6 hereof.

                                    Section 2

                                     Closing

         The Closing contemplated by Section 1 shall be held at the offices of Leonard W. Burningham, Esq., Suite 205 Hermes Building, 455 East 500 South, Salt Lake City, Utah 84111, on or before ten days following the execution and delivery of this Agreement, unless another place or time is agreed upon in writing by the parties. The Closing may be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

                                    Section 3

                    Representations and Warranties of Regents

   Regents represents and warrants to, and covenants with Ad Pads as follows:

         3.1 Corporate Status. Regents is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary (Colorado only). Regents is a publicly-held company, having previously and lawfully offered and sold a portion of its securities in accordance with applicable federal and state securities laws, rules and regulations. Its common stock is nominally quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD") under the symbol "RGRD."

         3.2 Capitalization. The current pre-Agreement authorized capital stock of Regents consists of 50,000,000 shares of no par value common voting stock, of which 1,500,015 shares are issued and outstanding, all fully paid and non-assessable; and 5,000,000 shares of no par value preferred stock, of which no shares are issued and outstanding. Except as otherwise provided herein, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common or preferred stock of Regents. None of these securities has been issued with or are subject to "registration rights" of any type of nature.

         3.3 Financial Statements. The financial statements of Regents furnished to Ad Pads, consisting of audited financial statements for the year ended December 31, 1998 and 1997, and the period ended September 30, 1999, attached hereto as Exhibit C and incorporated herein by reference, are correct and fairly present the financial condition of Regents at such dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit D, which is attached hereto and incorporated herein by reference. Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         3.4 Undisclosed Liabilities. Regents has no liabilities of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit D.

         3.5 Interim Changes. Since the date of its balance sheets, except as set forth in Exhibit D, there have been no (1) changes in financial condition, assets, liabilities or business of Regents which, in the aggregate, have been materially adverse; (2) damages, destruction or losses of or to property of Regents, payments of any dividend or other distribution in respect of any class of stock of Regents, or any direct or indirect redemption, purchase or other acquisition of any class of any such stock; or (3) increases paid or agreed to in the compensation, retirement benefits or other commitments to its employees.

         3.6 Title to Property. Regents has good and marketable title to all properties and assets, real and personal, reflected in its balance sheets, and the properties and assets of Regents are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein or in Exhibit D, with respect to which no default exists.

         3.7 Litigation. There is no litigation or proceeding pending, or to the knowledge of Regents, threatened, against or relating to Regents, its properties or business, except as set forth in Exhibit D. Further, no officer, director or person who may be deemed to be an "affiliate" of Regents is party to any material legal proceeding which could have an adverse effect on Regents (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Regents.

         3.8 Books and Records. From the date of this Agreement to the Closing, Regents will (1) give to Ad Pads or its representatives full access during normal business hours to all of Regents' offices, books, records, contracts and other corporate documents and properties so that Ad Pads or its representatives may inspect and audit them; and (2) furnish such information concerning the properties and affairs of Regents as Ad Pads or its representatives may reasonably request.

         3.9 Tax Returns. To the extent required by applicable law, Regents has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

         3.10 Confidentiality. Until the Closing (and thereafter if there is no Closing), Regents and its representatives will keep confidential any information which they obtain from Ad Pads concerning the properties, assets and business of Ad Pads. If the transactions contemplated by this Agreement are not consummated by March 31, 2000, Regents will return to Ad Pads all written matter with respect to Ad Pads obtained by Regents in connection with the negotiation or consummation of this Agreement.

         3.11  Corporate  Authority.   Regents  has  full  corporate  power  and
authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to Ad Pads or its representatives at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Agreement by Regents' officers and performance thereunder, and that the directors adopting and delivering such resolutions are the duly elected and incumbent directors of Regents.

         3.12 Due Authorization. Execution of this Agreement and performance by Regents hereunder have been duly authorized by all requisite corporate action on the part of Regents, and this Agreement constitutes a valid and binding obligation of Regents and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Regents.

         3.13 Environmental Matters. Regents has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Regents or Regents' predecessors. In addition, to the best knowledge of Regents, there are no substances or conditions which may support a claim or cause of action against Regents or any of Regents' current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

         3.14 Access to Information Regarding Ad Pads. Regents acknowledges that it has been delivered copies of what has been represented to be documentation containing all material information respecting Ad Pads and the Ad Pads Assets; that it has had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with its legal counsel, directors and executive officers; that it has had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Ad Pads, and with the legal and accounting firms of Ad Pads, with respect to such documentation; and that to the extent requested, all questions raised have been answered to Regents' complete satisfaction.

                                    Section 4

       Representations, Warranties and Covenants of Ad Pads and Brownstein

         Ad Pads and Brownstein represent and warrant to, and covenant with, Regents as follows:

         4.1 Ownership. Ad Pads owns the Ad Pads Assets, free and clear of any liens or encumbrances of any type or nature whatsoever, and has full right, power and authority to convey the Ad Pads Assets without qualification or consents of any others.

         4.2 Corporate Status. Ad Pads is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New Jersey and is licensed or qualified as a foreign corporation in all states or foreign countries and provinces in which the nature of Ad Pads's business or the character or ownership of Ad Pads properties makes such licensing or qualification necessary.

         4.4 Financial Statements. The financial statements of Ad Pads furnished to Regents, consisting of an audited balance sheet as of December 31, 1999, and a related income statement for the period January 1, 1999 through December 31, 1999, attached hereto as Exhibit E and incorporated herein by reference, are correct and fairly present the financial condition of Ad Pads as of these dates and for the periods involved, and such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit F, which is attached hereto and incorporated herein by reference. The Ad Pads Assets are properly booked on the balance sheet of Ad Pads in accordance with generally accepted accounting principals. These financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         4.5 Confidentiality. Until the Closing (and continuously if there is no Closing), Ad Pads and its representatives will keep confidential any information which they obtain from Regents concerning its properties, assets and business. If the transactions contemplated by this Agreement are not consummated by March 31, 2000, Ad Pads will return to Regents all written matter with respect to Regents obtained by them in connection with the negotiation or consummation of this Agreement.

         4.6 Investment Intent. Ad Pads is acquiring the shares to be exchanged and delivered to it under this Agreement for investment and not with a view to the sale or distribution thereof, and Ad Pads has no commitment or present intention to liquidate Regents or to sell or otherwise dispose of the Regents shares. Ad Pads shall execute and deliver to Regents on the Closing an Investment Letter attached hereto as Exhibit G and incorporated herein by reference, acknowledging the "unregistered" and "restricted" nature of the shares of Regents being received under the Agreement in exchange for the Ad Pads Assets and receipt of certain material information regarding Regents.

         4.7 Corporate Authority. Ad Pads has full power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to Regents or its representative at the Closing a certified copy of resolutions of its Board of Managers authorizing execution of this Agreement by its officers and performance thereunder.

         4.8 Due Authorization. Execution of this Agreement and performance by Ad Pads hereunder have been duly authorized by all requisite action on the part of Ad Pads, and this Agreement constitutes a valid and binding obligation of Ad Pads and performance hereunder will not violate any provision of the agreements, mortgages or other commitments of Ad Pads. With the exception of consents of its members/interest holders or its Board of Managers, as may be required by applicable law, no consents or authorizations of any type or nature whatsoever are required to convey the Ad Pads Assets to Regents.

         4.9 Access to Information Regarding Regents. Ad Pads acknowledges that it has been delivered copies of what has been represented to be documentation containing all material information respecting Regents and its present and contemplated business operations, potential acquisitions, management and other factors; that it has had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with its legal counsel, directors and executive officers; that it has had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Regents, and with the legal and accounting firms of Regents, with respect to such documentation; and that to the extent requested, all questions raised have been answered to its complete satisfaction.

                                    Section 5

                 Conditions Precedent to Obligations of Ad Pads

         All obligations of Ad Pads under this Agreement are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

         5.1 Representations and Warranties True at Closing. The representations and warranties of Regents contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

         5.2 Due Performance. Regents shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by it before the Closing.

         5.3 Officers' Certificate. Ad Pads shall have been furnished with a certificate signed by the President of Regents, in such capacity, attached hereto as Exhibit H and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of Regents contained herein are true and correct; and (2) that since the date of the financial statements (Exhibit C hereto), there has been no material adverse change in the financial condition, business or properties of Regents, taken as a whole.

         5.4 Assets and Liabilities of Regents. Unless otherwise agreed, Regents shall have no assets and no liabilities at Closing, and all costs, expenses and fees incident to the Agreement shall have been paid or provided for..

         5.5 Resignation of Directors and Executive Officers and Designation of New Directors and Executive Officers. The present directors and executive officers of Regents shall have designated nominees of Ad Pads as outlined in
Section 1.4 hereof as directors and executive officers of Regents to serve in their place and stead, until the next respective annual meetings of the stockholders and Board of Directors of Regents, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations; and then, such directors and executive officers of Regents shall resign, in seriatim.

         5.7 Name Change and Change of Domicile. Following the Closing of this Agreement, Regents shall amend its Articles of Incorporation to change its name to "Ad Pads Incorporated" or some similar name selected by the newly designated and constituted Board of Directors of Regents and to change its domicile from the State of Colorado to the State of Delaware.

                                    Section 6

                 Conditions Precedent to Obligations of Regents

         All obligations of Regents under this Agreement are subject, at Regents' option, to the fulfillment, before or at the Closing, of each of the following conditions:

         6.1 Representations and Warranties True at Closing. The representations and warranties of Ad Pads contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

         6.2 Due Performance. Ad Pads shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by them before the Closing.

         6.3 Officers' Certificate. Regents shall have been furnished with a certificate signed by the President of Ad Pads, in such capacity, attached hereto as Exhibit I and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of Ad Pads contained herein are true and correct; and (2) that since the date of the financial statements (Exhibit E), there has been no material adverse change in the financial condition, business or properties of Ad Pads, taken as a whole.

         6.4 Prior Issued Common Stock of Regents. All pre-Agreement outstanding common stock of Regents shall not be subject to any challenge by Ad Pads or the newly designated directors and executive officers regarding the authorization, issuance or fully paid status thereof or otherwise, as Closing of this Agreement shall be evidence of their satisfaction of the lawful issuance of these securities, based upon the representations of Regents set forth in Section 3.2 hereof.

                                    Section 7

                                   Termination

         Prior to Closing, this Agreement may be terminated (1) by mutual consent in writing; (2) by either the directors of Regents or the managers of Ad Pads if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either the directors of Regents or the managers of Ad Pads if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in Section 2.

                                    Section 8

                               General Provisions

         8.1 Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

         8.2 Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

         8.3 Brokers. Each party represents to the other parties hereunder that no broker or finder has acted for it in connection with this Agreement, and agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by it.

         8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

                              Regents: 1004 Depot Hill Road, Suite 1-E Broomfield, Colorado 80020

                              With a copy

                              to:              Leonard W. Burningham, Esq
                                               Suite 205, 455 E. 500 S.
                                               Salt Lake City, UT 84111

                              Ad Pads:         1000 Highway 34
                                               Matawan, New Jersey 07747

                              With a copy

                              to.              Joseph Drucker, Esq.
                                               1299 State Highway #33
                                               Farmingdale, New Jersey 07727

         8.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

         8.6 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah; except for corporate matters, which shall be governed by the laws of the State of Colorado; and except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern; all actions to enforce this Agreement shall be brought in the courts of the State of Utah or the United States District Courts situated in the State of Utah, only.

         8.8 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

         8.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.10 Default. In the event of any default hereunder, the prevailing party in any action to enforce the terms and provisions hereof shall be entitled to recover reasonable attorney's fees and related costs.

         IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement effective the day and year first above written.

                                             REGENTS ROAD, LTD.
                                             By_________________________________
                                                   Melissa K. Ladakis, President


                                             AD PADS, INCORPORATED
                                             By_________________________________
                                                  David I. Brownstein, President